# SECURED PROMISSORY NOTE

**Maker: Trey Knight**

**Holder: ARIIX LLC**

**Principal Amount: $1,100,000.00**

**Issue Date: July 29, 2020**

For good and valuable consideration, Trey Knight, 100% shareholder of Verdure Holdings USA, DBA Navan Global, a United States company ("**Maker**" or "**Navan**"), hereby makes and delivers this Secured Promissory Note (this "**Note**") in favor of ARIIX LLC, a Utah limited liability company, or its assigns (collectively, "**Holder**") and hereby agrees as follows:

1. **ARTICLE 1: CONVERSION; PRINCIPAL AND INTEREST; SECURITY AGREEMENT**

1.1 **Principal Amount.** On the Issue Date, Holder will disburse $1,100,000.00 United States dollar to Maker. Maker agrees to use the principal amount for the payment and satisfaction of certain accounts payable of Maker.

1.2 **Conversion.** The parties understand and agree that Maker's obligations under this Note will be completely satisfied by the successful execution, closing, and fulfillment by Maker of Maker's obligations under an Asset Purchase Agreement between the parties. At the time of the closing of the Asset Purchase Agreement, the outstanding principal due to Holder under this Note will be converted to Holder's purchase price under the Asset Purchase Agreement. In the event that the parties do not successfully close an Asset Purchase Agreement, this Note will become subject to interest and repayment as stated below.

1.3 **Repayment of Principal and Interest.** In the event that the parties do not successfully close an Asset Purchase Agreement, Maker hereby promises to pay to Holder on or before July 28, 2021 (the "**Maturity Date**") the principal sum of $1,100,000.00 United States dollar, together with interest on the outstanding principal balance. Interest will begin to accrue on September 28, 2020, if the parties have not successfully closed an Asset Purchase Agreement by that date. Interest will accrue at 4% per annum and will continue until payment in full of the principal amount and outstanding interest.

1.4 **Extension of the Note.** The Note may be extended beyond the Maturity Date stated above at the discretion of Holder, but only in a written instrument signed by Holder.

1.5 **Prepayment.** The Note may be prepaid at any time without penalty.

1.6 **Security Interest.** As collateral security for the complete, and timely satisfaction of all present and future indebtedness, liabilities, duties, and obligations of Maker to Holder evidenced by or arising under this Note, and including, without limitation, all principal and interest payable under this Note and all reasonable attorneys' fees, costs and

expenses incurred by Holder in the collection or enforcement of the same (collectively, the "**Obligations**"), Maker hereby pledges, assigns and grants to Holder a continuing security interest and lien in the following: (1) all of Maker's right, title and interest in and to Maker's entire product inventory, whether now owned or hereafter acquired by Maker and whether now existing or hereafter coming into existence, including the proceeds of any disposition thereof; (2) Real estate currently consisting of a 5 bedroom, 4 bathroom single family home dwelling built in 2004, approximate size of 4,133 sq. ft. on a 17.96 acre lot located at 3010 Old Hillsboro Road, Franklin, TN 37064 (collectively, the "**Collateral**"). As applicable, the terms of this Note with respect to Maker's granting of a security interest in the Collateral to Holder will be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code ("**UCC**") or other applicable law, with Maker as the debtor and Holder as the secured party.

1.7 **Financing Statement and Other Security Documents.** Upon the execution and delivery of this Note, Maker authorizes Holder to file such financing statements and other documents in such offices as will be necessary or as Holder may reasonably deem necessary to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof. Maker agrees, upon Holder's request, to take all such actions as will be necessary or as Holder may reasonably request to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof. Until all Obligations of Maker are satisfied hereunder, Maker will cooperate fully with Holder in establishing and maintaining Holder's perfection of Holder's security interest in the Collateral, including notifying and keeping Holder apprised of any change in the location of any Collateral. Upon satisfaction of all of the Obligations hereunder by Maker, Holder will take all such actions as will be necessary or as Maker may reasonably request to remove the security interest on the Collateral.

1.8 **Priority.** With regard to the Collateral, Maker hereby represents and warrants the following to Holder, the security interest granted hereby will be a first priority lien on the Collateral and no prior or superior liens, security interests or encumbrances exist with respect to any part of the Collateral.

1.9 **Covenants of Maker with regard to Collateral.** For so long as any Obligations remain outstanding:

(a) Maker will not sell, assign or transfer any of the Collateral, or any part thereof or interest therein, except in the ordinary course of its business;

(b) Maker will pay or cause to be paid promptly when due all taxes and assessments on the Collateral, unless disputed in good faith; and

(c) By the Issue Date, Maker will have notified Holder as to the current location of all of the Collateral, providing Holder with such information so that Holder may perfect and maintain the priority of its security interest therein.

1.10 **Use of Collateral.** For so long as no Event of Default will have occurred and be continuing under this Note, Maker will be entitled to use and possess the Collateral and to exercise its rights, title and interest in all contracts, agreements, and licenses, subject to the rights, remedies, powers and privileges of Holder under this Note, provided the use, possession or exercise of the Collateral does not otherwise constitute an Event of Default. Notwithstanding anything herein to the contrary, Maker will remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Note had not been executed and delivered; the exercise by Holder of any right, remedy, power or privilege in respect of this Note will not release the Maker from any of its outstanding duties and obligations under such contracts and agreements; and Holder will have no duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Note, nor will Holder be obligated to perform any of the duties or obligations of Maker under any such contract or agreement or to take any action to collect or enforce any claim (for payment) under any such contract or agreement.

2. **ARTICLE II – EVENTS OF DEFAULT**

2.1 **Default.** The following events will be defaults under this Note (“**Events of Default**”):

(a) default in the due and punctual payment of all or any part of any payment of interest or the principal amount as and when such amount or such part thereof will become due and payable hereunder; provided, however, that such failure will not result in an Event of Default to the extent such payment is made on or before the fifth business day after the due date; or

(b) failure on the part of the Maker duly to observe or perform in all material respects any of the covenants or agreements on the part of the Maker contained herein (other than those covered by clause (a) above) for a period of 30 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy the same, will have been given by the Holder by registered or certified mail, return receipt requested, to the Maker; or

(c) any representation, warranty or statement of fact made by the Maker herein when made or deemed to have been made, false or misleading in any material respect; provided, however, that such failure will not result in an Event of Default to the extent it is corrected by the Maker within a period of 15 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy same, will have been given by the Holder by registered or certified mail, return receipt requested; or

(d) any of the following actions by the Maker pursuant to or within the meaning of Title 11 of the U.S. Code or any similar law for the relief of debtors (collectively, the "**Bankruptcy Law**"): (i) commencement of a voluntary case or proceeding,

(ii) consent to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a "**Custodian**"), of it or for all or substantially all of its property, (iv) a general assignment for the benefit of its creditors, or (v) admission in writing its inability to pay its debts as the same become due; or

(e) entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that: (i) is for relief against the Maker in an involuntary case, (ii) appoints a Custodian of the Maker or for all or substantially all of the property of the Maker, or (iii) orders the liquidation of the Maker, and such order or decree remains unstayed and in effect for 120 days.

2.2 **Remedies Upon Event of Default.** Upon the occurrence of an Event of Default by Maker under this Note, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

(a) Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be promptly due and payable;

(b) Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Uniform Commercial Code or any similar law;

(c) Make such appearance and take such action as Holder deems necessary, in its sole discretion, to protect Holder's interest, including, but not limited to, (i) entry upon the Maker's property to make secure the Collateral and (ii) procurement of satisfactory insurance for the Collateral. Any amounts disbursed by Holder according to this Section, with interest thereon, will become additional indebtedness of the Maker secured by this Note and will bear interest from the date of disbursement at the annual rate stated in this Note. Nothing contained in this Section will require Holder to incur any expense or take any action;

(d) Require Maker to assemble the Collateral and make it available to the Maker at the place to be designated by the Holder which is reasonably convenient to both parties. The Holder may sell all or any part of the Collateral as a whole or in part either by public auction, private sale, or other method of disposition. Holder may bid at any public sale on all or any portion of the Collateral. Unless the Collateral threatens to decline speedily in value, Holder will give Maker reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 15 days before the time of the sale or other disposition will be conclusively presumed to be reasonable; and

(e) Pursue any other rights or remedies available to Holder at law or in equity.

2.3 **Payment of Costs.** Maker will promptly reimburse the Holder for any and all reasonable costs and expenses, including reasonable attorneys' fees and disbursement and court costs, incurred by the Holder in collecting or otherwise enforcing this Note or in attempting to collect or enforce this Note.

2.4 **Powers and Remedies Cumulative; Delay or Omission Not Waiver of Event of Default.** No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid will impair any such right or power or will be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as will be deemed expedient, by Holder.

2.5 **Waiver of Past Defaults.** Holder may waive any past default or Event of Default hereunder and its consequences, but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

3. **MISCELLANEOUS PROVISIONS.**

3.1 **Notices.** For a notice or other communication under this agreement to be valid, it must be in writing and delivered (a) by hand, (b) by a national transportation company, with all fees prepaid, or (c) by registered or certified mail, return receipt requested and postage prepaid. For a notice or other communication to a party under this agreement to be valid, it must be addressed using the information specified below for that party.

To Holder:

Brandon John
ARIIX
737 E 1180 S
American Fork, Utah 84003
Copies to:

ARIIX General Counsel
Tyler Jones
ARIIX
737 E 1180 S
American Fork, Utah 84003

To Maker: Trey Knight
Navan Global
231 Public Square, Suite 200
Franklin, TN 37064

3.2 **Amendment.** This Note and any provision hereof may be amended only by an instrument in writing signed by Maker and Holder.

3.3 **Assignability.** This Note will be binding upon Maker and its successors and assigns and will inure to be the benefit of Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note will only be transferable in whole.

3.4 **Governing Law; Venue.** This Note will be governed by the laws of the State of Utah, without regard to conflicts of laws principles. Any action brought by Holder or Maker against the other concerning the transactions contemplated by this Note may be brought in the courts of Utah or Indonesia. Holder and Maker hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and will not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Holder and Maker agree to submit to the personal jurisdiction of such courts and hereby irrevocably waive trial by jury.

3.5 **Severability.** In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision will be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

3.6 **Counterparts.** This Note may be executed in multiple counterparts, each of which will be an original, but all of which will be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, Maker has executed this Note as of the Issue Date.

MAKER
Trey Knight

By: ______________________
Name: Trey Knight
Its: Founder